AGREEMENT, May 24, 1999


         Luba    Veselinovic,    personally,    and   NuPro   Innovations   Inc.
("Veselinovic")

and

         Gary A. Fitchett, personally and on behalf of Fitchett Family Trust, Pinecrest Consultants, Inc. and Management Synergistics ("Fitchett")

WHEREAS NuPro Innovations, Inc. ("NuPro") has achieved required financing for development of the business, and the role of Fitchett therein is substantially completed, the following is an Agreement reached today between Veselinovic and Fitchett in respect of future relationships and working arrangements in respect of NuPro, for good and valuable consideration, the receipt of which is hereby acknowledged:

The following agreements shall take place effective June 1, 1999, subject to closing which shall be contemplated to take place on or before June 21, 1999. All amounts herein are in U.S. dollars, except as set forth in Section 6 below:

1. Fitchett to resign as Chairman of the Board, Director, President and Chief Executive Officer. Fitchett to be considered for appointment as a member of the NuPro Advisory Council.

2. Fitchett to sell to designates of Veselinovic, 1,000,000 shares of NuPro for the aggregate price of $500,000, to be paid as follows:

         Cash on closing                                                $250,000

         By unsecured promissory note, co-signed by purchaser, Veselinovic, and NuPro, and payments on account to be made by check as follows

         During year one                   $ 2,500 per month
         During year two                     5,000 per month
         During year three                   7,500 per month
         During year four                   10,000 per month             250,000

         If payment is not made in full by
         August 31, 2004, 500,000 shares to
         be returned immediately to Fitchett

3. Existing Option Agreement for 25,000 shares to be retained in force until expiry date of December 2002.

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4.   Existing office facilities at 110 Ambleside Drive,  Port Perry,  Ontario to be suspended as of June 1, 1999 and the employment of Adrienne Fitchett to be terminated. Adrienne to be paid a severance allowance of $5,000 on May 31, 1999, being approximately equal to three months notice.

5.   Repayment  to  be  made  in  cash  of  Fitchett's   Officer's  Expenses  of
     approximately $25,000 and loans of Pinecrest Consultants Inc. of approximately $15,000. A minimum of $10,000 to be paid on account by May 31, 1999.

6. Suitable repayment terms to be negotiated (to be received in full no later than May 31, 2000) in respect of amounts owing in Canadian $ of approximate amounts to:

                 Bank of Montreal                   $15,000
                 CIBC                                45,000
                 Smith Lyons                         27,000
                 BDO Dunwoody                         7,500

     and Fitchett personal guarantees of bank loans to be released.

7. Existing accrued management fees of approximately $175,000 to be deferred and arrangements made for payment thereof on the earlier of:

     * settlement of accrued management fees owing to Luba Veselinovic/NAFTA, except that Veselinovic may draw these funds for payment of personal obligations to Fitchett

     *    completion of a public offering of shares by NuPro Innovations Inc.

     * profits earned during the year in excess of the required capital expenditures of the year and dividends

8. Fitchett/Management Synergistics to be retained for consulting assignments to assist NuPro from time to time as arranged with NuPro at the rate of $500 per day plus expenses.

9. Escrow Shares held in the name of Gary A. Fitchett, in trust to be signed off for disposition as previously agreed.

10. All corporate documents in the possession of Fitchett to be forwarded to Tucson on or before closing.

11.  200,000   shares  to  be  provided  to   Veselinovic  to  use  for  special
     considerations at no change.

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         This Agreement signed in Tucson,  Arizona and is subject to the laws of
Arizona.


/s/ Luba Veselinovic                       /s/ Gary A. Fitchett
-------------------------------            -------------------------------
Luba Veselinovic                           Gary A. Fitchett


NuPro Innovations Inc.                     Pinecrest Consultants Inc.
                                           Management Synerigistics
/s/ Elke Veselinovic                       Fitchett Family Trust
-------------------------------

Per: Treasurer                             Per:
                                           /s/ Gary A. Fitchett
                                           -------------------------------
Witness:

/s/ Lawrence J. McEvoy, Jr.
-------------------------------